Given to Each Participant

PERSONAL AND CONFIDENTIAL

EXECUTIVE OFFICER LEVEL

Palomar Medical Technologies, Inc.
2008 Incentive Compensation Program
Operating Period — January 1, 2008 to December 31, 2008

Participant

General

The amount of bonus each participant receives will depend on the 2008 actual performance of Palomar against the Palomar 2008 Operating Plan and each participant’s contribution toward achieving the Plan. The payout is calculated based on each participant’s base salary as of January 1, 2008 and has both Corporate and Individual Objectives as shown below:

Specific Rules

1.     Calculation of Incentive Compensation Amounts:

At base level $ **
Corporate Objective	40%
Individual Objectives	40%
Total	80%

      Additional 4% for every $** above base level:

The Corporate Objective payout will be determined based on the 2008 Operating Plan operating profit (including the P&L charge for this Incentive Compensation Program, ** ).

The Individual Objective payout will be determined based on evaluation of individual performance.

The Total Bonus payout shall be no more than 200% of each participant’s base salary.
1.

No Corporate or Individual incentive compensation will paid unless Palomar achieves the Base Level as listed above. Even if the Base Level is achieved, the Compensation Committee of the Board of Directors (BOD) may adjust the Corporate incentive compensation based on the individual’s performance.

**	This material was omitted pursuant to a request for confidential treatment and was separately filed with the SEC on March 6, 2008.

Given to Each Participant Page 2 of 2

PERSONAL AND CONFIDENTIAL

2.	No incentive compensation will accrue to the benefit of any participant until January 5, 2009, at which time the participant must be an employee of Palomar.

3.	Incentive compensation for the 2008 operating period will be paid by March 15, 2009, unless otherwise determined by the Compensation Committee of the BOD.

4.	Where necessary, the Compensation Committee of the BOD may adjust financial results to exclude unusual transactions not deemed to be part of normal current operations.

5.

This Incentive Compensation Program may be modified for any reason without notice to the employee in part or in its entirety by the Compensation Committee of the BOD, with the approval of the Compensation Committee of the BOD.

6.	Continuance of this particular Incentive Compensation Program beyond December 31, 2008 is not guaranteed.

Approved by:

/s/ James G. Martin
James G. Martin
Chairman of the Compensation Committee
Palomar Medical Technologies, Inc.
Approved by BOD on February 5, 2008

Received by:

/s/ Louis P. Valente
Participant